UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Security Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2006

CORTELCO SYSTEMS PUERTO RICO, INC.

(Exact name of registrant as specified in its charter)

PUERTO RICO	000-49626	66-0567491
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Parque Industrial Caguas Oeste, Road 156 Km 58.2, Valle Tolima, Caguas PR	00727-0137
(Address of principal executive offices)	(Zip Code)

(787) 758-0000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c ) under the Exchange Act (17 CFR 240-13e-4 (c ))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 1, 2006 the Board of Directors (the “Board”) accepted the resignation of Walter D. Duffey as Chief Executive Officer of the Company and formally appointed the President of the Company Juan Carlos Ramos to serve as Chief Executive Officer. Mr. Duffey will continue to serve on the Company’s Board as a director. The Company also announced the appointment of Robert A. Gordon to serve on the Company’s Board as an additional director. Mr. Gordon was also appointed to serve on the compensation committee of the Board. A copy of the press release announcing these changes to the Board is attached hereto as Exhibit 99.1.

Mr. Ramos became President of the Company in 2005 and served as General Manager from October 2004 to September 2005. Mr. Ramos was an independent associate consultant of Business Advisers Inc. from February 2004 to October 2004. Mr. Ramos served as a General Manager of Alliance Networks from November 2002 to February 2004. From April 2000 to July 2002, Mr. Ramos was Strategy Business consultant for Europraxis Consulting Group (Indra).

Mr. Gordon started his Arizona-based design, manufacturing and distribution communications consulting company, R. Gordon & Associates, Inc., in 1991. In 1997, Mr. Gordon founded and became president of Mobicel Systems, Inc., a corporation that designs and markets small business wireless enterprise communications systems. Mr. Gordon has served as president of ATEL Telefonia Inalambrica, S.A. of Guatemala, a provider of rural telephony service, since 2000. In 2003, Mr. Gordon established New Bamboo, a company that specializes in import/export trade of Asian manufactured telecom technology for resale distribution in Latin America.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-B:

Exhibit No.	Description
99.1	Press release dated October 2, 2006

Exhibit 99.1

Press Release dated October 2, 2006.

CORTELCO SYSTEMS PUERTO RICO, INC. MAKES BOARD AND EXECUTIVE CHANGES

Contact:	Investor Relations

Road 156 km. 58.2 Valle Tolima, Caguas

(787)758-0000

Caguas, Puerto Rico (October 2, 2006) – Cortelco Systems Puerto Rico, Inc. (OTCBB: CPROF.OB) (“CSPR”) announced that the Company's Board of Directors has accepted the resignation of Walter D. Duffey as Chief Executive Officer of the Company effective October 1, 2006. Mr. Duffey will continue to serve on the Company’s Board of Directors. In addition to his position of President of the Company, Juan Carlos Ramos was appointed by the Board of Directors to serve as Chief Executive Officer. The Company also announced the appointment of Robert A. Gordon to serve on the Company’s Board of Directors and the compensation committee of the board.

Mr. Duffey has been a director of the Company since January 2005 and was appointed Chief Executive Officer in September 2005. Mr. Duffey stated that other professional interests no longer afford him adequate time to efficiently continue as the Company’s Chief Executive Officer. Ms. Gloria Lee, board member, commented, "Mr. Duffey’s broad experience in telecommunications operations has been a valuable asset to us in the past year. We thank Mr. Duffey for his productive service as the Chief Executive Officer and look forward to his continued service as a Director of the Company."

Mr. Ramos became President of the Company in 2005 and served as General Manager from October 2004 to September 2005. Mr. Ramos was an independent associate consultant of Business Advisers Inc. from February 2004 to October 2004. Mr. Ramos served as a General Manager of Alliance Networks from November 2002 to February 2004. From April 2000 to July 2002, Mr. Ramos was Strategy Business consultant for Europraxis Consulting Group (Indra). Mr. Walter Duffey, board member, commented, “Mr. Ramos has made a significant contribution to CSPR’s success as president over the last year and we look forward to his service as President and Chief Executive Officer as we continue our focus on enhancing shareholder value.”

Mr. Gordon started his Arizona-based design, manufacturing and distribution communications consulting company, R. Gordon & Associates, Inc., in 1991 In 1997, Mr. Gordon founded and became president of Mobicel Systems, Inc., a corporation that designs and markets small business wireless enterprise communications systems. Mr. Gordon has served as president of ATEL Telefonia Inalambrica, S.A. of Guatemala, a provider of rural telephony service, since 2000. In 2003, Mr. Gordon established New Bamboo, a company that specializes in import/export trade of Asian manufactured telecom technology for resale distribution in Latin America. Mr. Alan Laffoon, board member, commented, “We are fortunate to add to our directorship a person with a strong telecommunications background and believe that Bob’s vast experience will complement the current board."

About Cortelco Systems Puerto Rico

Cortelco Systems Puerto Rico, Inc. is a value-added reseller of voice and data communications systems and services in Puerto Rico and throughout the Caribbean and Latin America. To find out more information about Cortelco Systems Puerto Rico, please contact investor relations at the main corporate number, (787) 758-0000.

Note:

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties, including technical and competitive factors, which could cause the Company’s results and the timing of certain events to differ materially from those discussed in the forward-looking statements. Such risks are detailed in Cortelco Systems Puerto Rico’s most recent Form 10-KSB filing with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2006

CORTELCO SYSTEMS PUERTO RICO, INC.

By:	/s/ Juan Carlos Ramos
Juan Carlos Ramos
President and Chief Executive Officer